                                                                    Exhibit 4.20

REGISTERED NO. ______
CUSIP NO. ____________

                            DOMINION RESOURCES, INC.
                           MEDIUM-TERM NOTE, SERIES B
                                  (Fixed Rate)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (DTC) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS MEDIUM-TERM NOTE, SERIES B, IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS MEDIUM-TERM NOTE, SERIES B, MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS MEDIUM TERM NOTE, SERIES B, IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.



Principal Amount:                Interest Rate:                  Stated Maturity Date:

Original Issue Date:             Authorized Denomination (if     Specified Currency:
                                 other than U.S. $1,000 and
                                 integral multiples thereof):

Interest Payment Date(s):        Regular Record Dates:           Exchange Rate Agent:

Limitation Date:                 Refunding Rate:

Redemption Terms:                Make Whole Redemption: ____     Repayment Terms:
                                      Basis points:
                                 Other Redemption Price:
Original Issue Discount Note:    Yield to Maturity:


__  Original Issue Discount      __  Original Issue Discount
    Security Subject to Special      Security for Tax Purposes
    Provisions Herein                Only
Additional Terms (if any):

FOR PURPOSES OF SECTION 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH ABOVE AND THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH ABOVE.

     DOMINION RESOURCES, INC., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ on the Stated Maturity Date shown above (or upon earlier redemption or repayment) (such Stated Maturity Date or earlier date of redemption or repayment referred to herein as the "Maturity Date"), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above in each year, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Maturity Date at the rate per annum shown above until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Maturity Date) will, as provided in such Indenture, be paid to the Person in whose name this Medium-Term Note, Series B (the "Note"), or one or more predecessor Notes, is registered at the close of business on the Regular Record Date for such interest, which shall be the Regular Record Date as specified above (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date, provided, however, that, if the Original Issue Date shown above is between a Regular Record Date and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided, further, that interest payable on an Interest Payment Date that is the Maturity Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture (hereinafter defined), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) and interest on this Note will be made in immediately available funds upon surrender of this Note, in the case of payment due at the Maturity Date, at the corporate trust office of the Trustee, maintained for that purpose in the Borough of Manhattan, New York City and currently located at GIS Unit Trust Window, 4 New York Plaza, 1st Floor, New York, New York 10024-2413; provided, however, that if such payment of principal or interest is to be made in a Specified Currency other than U.S. dollars, as provided on the reverse hereof, by wire transfer to an account maintained by the Holder hereof in the country of such Specified Currency shown above (the Holder's Overseas Account), as designated by the Holder of this Note by written notice to the Trustee on or prior to the Regular Record Date or at least 16 days prior to the Maturity Date or in connection with any transfer after such sixteenth day. In the absence of such designation or if such wire transfer cannot be made for any other reason, the Trustee will mail a notice to the address of the Person entitled thereto as such address shall appear on the Security Register on the Regular Record Date for any payment of interest or on the date of such notice in connection with payment of principal, as the case may be, requesting a designation pursuant to which such wire transfer can be made and no such payment shall be made until such designation is made. As more fully provided on the reverse hereof, if payment of principal of (and premium, if any) and interest on this Note is to be made in U.S. dollars, payment will be made (upon surrender of the Note, in the case of payment due at the Maturity Date, at the foregoing corporate trust office) by wire transfer to an account designated by the Holder (the Holder's U.S. Account) by written notice to the Trustee on or prior to the Regular Record Date or at least 16 days prior to the Maturity Date, or, in the absence of such designation, by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the Regular Record Date for any payment of interest or the Maturity Date shown above for payment of principal, as the case may be. As more fully provided on the reverse hereof, payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, if payment of the principal of and interest on this Note is to be made in a

Specified Currency other than U.S. dollars, subject to applicable laws and regulations, in the Specified Currency shown above.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                   DOMINION RESOURCES, INC.

                                         By:   ________________________________

                                         Name: ________________________________

                                         Title: _______________________________

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         JPMORGAN CHASE BANK, as Trustee

                                         By: ________________________________
                                              Authorized Officer

                                    (Reverse)
                            DOMINION RESOURCES, INC.
                           MEDIUM-TERM NOTE, SERIES B

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a ______ Supplemental Indenture dated as of ___________ (the "________ Supplemental Indenture") (collectively, as amended or supplemented from time to time, herein called the "Indenture," which term shall have the meaning assigned to it in such instrument) between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as Medium-Term Notes, Series B (the "Notes"). There is no limit on the aggregate principal amount of the Notes and, in addition, any issuance of a tranche of Notes may be reopened at any time for the issuance of additional Notes having the same interest rate, maturity and other terms as Notes of such tranche previously issued.

     The fixed rate Securities of this series are identical except for Specified Currency, denomination, interest rate, issue date, Stated Maturity Date, redemption or repayment terms, if any, extent of original issue discount, if any, and any additional terms set forth on the face hereof.

     The principal of (and premium, if any) and interest on this Note are payable by the Company in the Specified Currency shown on the face hereof. If this Note is denominated in a Specified Currency other than U.S. dollars, unless the Holder hereof shall have elected to receive payments in such Specified Currency, payment of the principal of (and premium, if any) and interest on this Note will be made in U.S. dollars. JPMorgan Chase Bank, in its capacity as exchange rate agent, or such other Person as shall be appointed by the Company (the "Exchange Rate Agent"), will convert payments of principal of (and premium, if any) and interest on this Note to U.S. dollars. The amount to be received by a Holder of this Note not electing to receive payments in such Specified Currency will be based on a bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M. New York City time on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the U.S. dollars payable to all Holders of Notes receiving payment in U.S. dollars and at which the dealer commits to execute a contract. If such bid quotation is not available, payments will be made in the Specified Currency. All currency exchange costs will be borne pro rata by the Holders by deductions from such payments in U.S. dollars.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither (a) a legal holiday nor (b) a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York City; provided, however, that for Notes denominated in a Specified Currency other than United States dollars that day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or for Notes denominated in euros, that day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, commonly referred to as "TARGET," is operating). "Principal Financial Center" means , as applicable, the capital city of the country issuing the Specified Currency; provided, however, that the Principal Financial Center will be New York City for United States dollars, Sydney for Australian dollars, Toronto for Canadian dollars, Johannesburg for South African rand and Zurich for Swiss francs.

     If this Note is denominated in a Specified Currency other than U.S. dollars, the Holder of this Note may elect to receive payment of the principal of and interest on this Note in the Specified Currency by transmitting a written request for such payment to the Trustee at its corporate trust office in New York City on or prior to the Regular Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or may be by cable, telex or other form of facsimile transmission. The Holder of this Note need not file a separate election for each such payment. Such election, once properly made, will remain in effect until this Note is transferred or until changed by written notice to the Trustee, but written notice of any such change must be received by the Trustee on or prior to the Regular Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be.

     In order for the Holder of this Note to receive payments by wire transfer, such Holder shall designate an appropriate account (being either the Holder's Overseas Account or the Holder's U.S. Account, as the case may be). Such designation shall be made by filing the appropriate information with the Trustee at its corporate trust office in New York City on or prior to the Regular Record Date for an Interest Payment Date or at least 16 calendar days prior to the Maturity Date, except as provided on the face hereof. The Trustee will, subject to applicable laws and regulations (in the case of a Specified Currency other than U.S. dollars), and until it receives notice to the contrary or until this
Note is transferred, make such payment and all succeeding payments to such Holders by wire transfer to the designated Holder's Overseas Account or Holder's U.S. Account, as the case may be. The Company will pay any administrative costs imposed by banks in connection with making wire transfer of payments, but any tax, assessment, governmental or other charge imposed upon such payments will be borne by the Holder of this Note and deducted therefrom.

     If the Specified Currency other than U.S. dollars is not available for the payment of principal or interest with respect to this Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate (defined as the noon dollar buying rate in New York City for cable transfers for such Specified Currency, as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New
York) as of the second Business Day prior to payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the terms of this Note. The Market Exchange Rate determined as provided above by the Exchange Rate Agent and certified by the Company to the Trustee shall be conclusive absent manifest error. Any payment made in U.S. dollars under those circumstances where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture with respect to the Notes. A good faith determination by the Exchange Rate Agent that the Specified Currency is unavailable shall be binding upon the Trustee and the Holder of this Note.

     In the case where the Interest Payment Date or the Maturity Date does not fall on a Business Day, payment of principal (and premium, if any) or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date.

     Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If so provided on the face of this Note, this Note may be redeemed by the Company in accordance with the Redemption Terms set forth on the face hereof. If no Redemption Terms are set forth on the face hereof, this Note may not be redeemed prior to the Maturity Date. On and after the initial Redemption Date specified in the Redemption Terms, if any, this Note may be redeemed at any time in whole or in part (provided that any remaining principal amount of this Note shall be equal to an authorized denomination) at the option of the Company, at the applicable Redemption Price specified in the Redemption Terms, together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 20 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Notwithstanding the foregoing, the Company may not, prior to the Limitation Date specified on the face hereof, if any, redeem this Note as contemplated by the next preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the Refunding Rate specified on the face hereof, if any. If a Make-Whole Redemption option is specified on the face hereof, this Note will be redeemable at the option of the Company at any time at the Redemption Price described in Section 115 of the ______ Supplemental Indenture, calculated, where applicable, on the basis of the Adjusted Treasury Rate referred to therein plus a number of basis points specified on the face hereof, plus accrued and unpaid interest to the Redemption Date.

     The Notes will not have a sinking fund.

     If Repayment Terms are indicated on the face of this Note, the Company may be required to repurchase this Note at the option of the Holder, in whole or in part, on the Repayment Date(s) and at the applicable Repayment Price(s) specified in the Repayment Terms, plus accrued interest, if any, to the applicable Repayment Date. On or before the applicable Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price and any interest accrued on the portion of this Note to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on this Note or any portion hereof tendered for repayment.

     The repayment option may be exercised by the Holder of this Note for less than the entire principal amount hereof, but in that event, the principal amount hereof remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of this Note in part only, a new Note or Notes of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In order for this Note to be repaid, the Trustee must receive at least 30 calendar days but not more than 60 calendar days prior to the Repayment Date (i) this Note with the form entitled "Option to Elect Repayment" attached to this Note duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the registered number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached to this Security, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Trustee by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

     Unless otherwise indicated on the face hereof, this Note will not be subject to repayment at the option of the Holder.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that if this Note is an Original Issue Discount Note, the provisions set forth below under the caption "Special Provisions" shall supercede and replace the provisions of this paragraph.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, in the coin or currency, and to the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note, for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes having the same Stated Maturity Date and Original Issue Date, of authorized denominations and of like tenor and for the same aggregate principal amount in the same Specified Currency, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons and unless otherwise specified on the face hereof, in denominations of U.S. $1,000 and in integral multiples of U.S. $1,000 in excess thereof or the approximate equivalent of U.S. $1,000 in the Specified Currency in which this Note is denominated (if not U.S. dollars) at the Market Exchange Rate on the Business Day immediately preceding the trade date for the original issuance of each tranche of Notes, as determined by the Exchange Rate Agent. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes having the same Specified Currency, Stated Maturity Date and Original Issue Date of any authorized denominations as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Reference in this Note to "U.S.$" or "U.S. dollars", is to the currency of the United States of America. Reference in this Note to the "Specified Currency" is to the Specified Currency shown on the face hereof. All terms used in this Note and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                               SPECIAL PROVISIONS

                  Unless otherwise indicated on the face hereof under "Additional Terms", if this Note is an Original Issue Discount Note subject to these Special Provisions, as indicated on the face hereof, the amount due and payable on this Note in the event that the principal amount hereof is declared due and payable prior to the Stated Maturity Date hereof or in the event that this Note is redeemed shall be the Amortized Face Amount (as defined below) of this Note or, in the case of redemption, the specified percentage of the Amortized Face Amount of this Note on the date such payment is due and payable as determined by the Company, plus any accrued but unpaid "qualified stated interest" (as defined in Section 1.1273-1 of the United States Treasury Department Regulations (the "Treasury Regulations")).

                  The "Amortized Face Amount" of this Note shall be the amount equal to the sum of (i) the issue price (as defined below) of this Note and (ii) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Treasury Regulations, in each case as in effect on the issue date of this Note) at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of this Note due at the Stated Maturity Date hereof. As used in the preceding sentence, the term "issue price" means the principal amount of this Note due at the Stated Maturity Date hereof less the Original Issue Discount of this Note specified above. The term "Stated Yield" of this Note means the Yield to Maturity specified above for the period from the Issue Date of this Note to the Stated Maturity Date hereof based on the issue price and principal amount payable at the Stated Maturity Date hereof.

                  If this Note is issued with an original issue discount, in the case of a default in payment of principal upon acceleration, redemption or at Maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate set forth within the Additional Terms on the fact hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or Maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription above in this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common          UNIF GIFT MIN ACT_____Custodian ______

TEN ENT -  as tenants by the entireties                   (Cust)         (Minor)

JT TEN  -  as joint tenants with right of Under Uniform Gifts to Minors Act
           survivorship and not as tenants in                      (State)
           common

Additional abbreviations may also be used though not in the above list.

                            [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
     Insert Taxpayer Identification No.

     Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_______________________________________________________________________________
     attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _______                   _____________________________________________

                                   NOTICE:  The signature to this assignment
                                            must correspond with the name
                                            as written elsewhere upon the
                                            within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price set forth on the face thereof, together with the interest to the Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

         (Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _________________.

Dated: __________________________           _______________________________

                  NOTE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

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